                                                                       EXHIBIT B

                                     BY-LAWS

                                       OF

                       PROSPECT STREET INTREPID FUND INC.
                             A Maryland Corporation

                                    ARTICLE I

                                  STOCKHOLDERS

      SECTION 1.1. Annual Meetings. The annual meeting of the stockholders of PROSPECT STREET HIGH INTREPID FUND INC. (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one
(31) day period ending four (4) months after the end of the Corporation's fiscal year in each year after 1997. An annual meeting may be held at the time and at any place within or outside of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Articles of Incorporation (for purposes hereof, references to the "Articles of Incorporation" shall be deemed to mean and include all amendments and/or restatements thereof) or these By-Laws. Notwithstanding the foregoing, no annual meeting of the stockholders shall be held in any year in which:

      (a) none of the following is required to be acted upon by the stockholders under the Investment Company Act of 1940, as amended (the "1940 Act"):

            1.    election of directors;

            2.    approval of the investment advisory agreement;

            3. ratification of the selection of independent public accountants; and

            4.    approval of a distribution agreement; and

      (b) an annual meeting is not otherwise required under the rules and regulations of the principal exchange on which the Corporation's securities are then traded.

      SECTION 1.2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be held at any place within or outside the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, at the request in writing of stockholders entitled to cast at least twenty-five percent (25%) of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation), or as otherwise provided in the Articles of Incorporation. Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. A written request of a stockholder for the holding of a special meeting shall state the purpose or purposes of the proposed meeting.

      SECTION 1.3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten
(10) days but not more than ninety (90) days prior to the date designated for the meeting (except as otherwise specified in the Articles of Incorporation), addressed to each such stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

      SECTION 1.4. Quorum. Except as otherwise provided by statute or by the Corporation's Article of Incorporation, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by majority vote of the shares so represented in person or by proxy at the meeting and entitled to vote. In the absence of a quorum, the stockholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 1.5 until a quorum shall attend, provided however that no adjournment shall be permitted if such adjournment is not permitted under the Corporation's Articles of Incorporation. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the 1940 Act, or other applicable statute, the Corporation's Articles of Incorporation or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon such other matter or matters.

      SECTION 1.5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one-hundred twenty (120) days after the original record date and may not be adjourned beyond any period specified in the Corporation's Articles of Incorporation.

      SECTION 1.6. Organization. At every meeting of the stockholders, the Chairman of the Board, if any, or in his absence or inability to act or if there is no Chairman of the Board, the President, or in his absence or inability to act, a Vice President designated by the President, or in the absence or inability to act of the Chairman of the Board, the President and all Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

      SECTION 1.7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      SECTION 1.8. Voting. Except as otherwise provided by statute or the Corporation's Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock (and a proportionate fractional interest for each such fractional share) standing in his name on the records of the Corporation as of the record date determined pursuant to Section 1.9.

      Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

      SECTION 1.9. Fixing of Record Date for Determining Stockholders Entitled to Vote at Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

      SECTION 1.10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

      SECTION 1.11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute (including any provisions of the Investment Company Act of 1940, as amended, requiring a shareholder vote) or the Corporation's Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      SECTION 2.1. General Powers. Except as otherwise provided in the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Articles of Incorporation or by these By-Laws.

      SECTION 2.2. Number, Election and Term of Directors. The number of directors and the positions on the Board to be filled by vote of the holders of particular classes of stock to, if applicable, the exclusion of other classes of stock, shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office at all times. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.5, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Corporations's Articles of Incorporation. Any vacancy created by an increase in directors may be filled in accordance with Section 2.5, the terms of the Corporation's Articles and Incorporation and the terms of any resolution identifying positions on the Board to be filled by the holders of particular classes of stock, if applicable. Except as provided in the Articles of Incorporation no reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 2.4 at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

      SECTION 2.3. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

      SECTION 2.4. Removal of Directors. Any director of the Corporation may be removed by the stockholders, having the power to elect such director with or without cause by a vote of a majority of the votes entitled to be cast for the election of such director at a meeting of stockholders called for that purpose, subject to the terms of the Articles of Incorporation.

      SECTION 2.5. Vacancies. Subject to the provisions of the 1940 Act and the Corporation's Articles of Incorporation, any vacancies in the Board of Directors, whether arising from the death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by the Board of Directors pursuant to the vote of the majority of all directors then in office and by a separate vote of a majority of the directors who were elected by the class of stockholders, if applicable, that elected the director whose death, resignation or removal caused the vacancy, provided that no vacancy or vacancies shall be filled by action of the remaining directors if not permitted by statute or the Corporation's Articles of Incorporation. Except as provided in the Articles of Incorporation and subject to the immediately preceding sentence, a majority of the entire Board may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders may be convened by the Board of Directors, in its discretion, and shall be convened if required by statute, for the purpose of filling the vacancy or vacancies. Any director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier resignation or removal. Any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualified or until his earlier resignation or removal.

      SECTION 2.6. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

      SECTION 2.7. Regular Meetings. Regular meetings of the
Board of Directors may be held without notice at the time and place determined by the Board of Directors.

      SECTION 2.8. Special Meetings. Special meetings of the
Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.

      SECTION 2.9. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the secretary or any Assistant Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

      SECTION 2.10. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

      SECTION 2.11. Quorum and Voting. Except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these By-Laws, the 1940 Act, or any other applicable statute, one-third (1/3), but not fewer than two
(2), of the members of the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

      SECTION 2.12. Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

      SECTION 2.13. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of two (2) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

      SECTION 2.14. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

      SECTION 2.15. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, subject to the provisions of the 1940 Act.

      SECTION 2.16. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for, each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

                                  ARTICLE III

                                    OFFICERS

      SECTION 3.1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers it deems necessary or proper. Any two (2) or more offices may be held by the same person. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. Such other officers shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

      SECTION 3.2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

      SECTION 3.3. Removal of Officer. Any officer of the Corporation may be removed by the Board of Directors with or without cause at any time. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer of the Corporation shall not of itself create contract rights.

      SECTION 3.4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.

      SECTION 3.5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

      SECTION 3.6. Bonds or Other Security. If required by the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

      SECTION 3.7. President. The President shall be the chief executive officer of the Corporation. In the absence or inability of the Chairman of the Board to act (or if there is none) the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation and delegate any of the foregoing powers.

      SECTION 3.8. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

      SECTION 3.9. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and in general he shall perform all duties incident to the Office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

      SECTION 3.10. Secretary. The Secretary shall:

      (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the Committees of the Board and the stockholders;

      (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

      (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

      (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

      (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

      SECTION 3.11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE IV

                                      STOCK

      SECTION 4.1. Stock Certificates. The Certificates representing shares of the Corporation's stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

      SECTION 4.2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the stockholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

      SECTION 4.3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

      SECTION 4.4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

      SECTION 4.5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing the shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

      SECTION 4.6. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record , date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

      SECTION 4.7. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

      SECTION 5.1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify and advance expenses to its present and past directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, to the maximum extent provided and allowed by Section 2-418 of the Annotated Code of Maryland concerning corporations, as amended from time to time, or by any other applicable provisions of laws. Notwithstanding anything herein to the contrary, no director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of
Section 17(h) or 17(i) of the 1940 Act.

      SECTION 5.2. Other Rights. The indemnification provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 5.3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no such insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.

                                   ARTICLE VI

                                      SEAL

      SECTION 6.1. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the word "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

      SECTION 7.1. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors.

      SECTION 7.2. Accountant.

      (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation to examine the accounts of the Corporation and to sign and certify annual financial statements filed by the Corporation or such other financial statements of the Corporation as the Board of Directors may request from time to time. Such independent public accountant or firm of independent public accountants is referred to herein as the "Accountant". The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

      (b) A majority of the members of the Board of Directors who are not "interested persons" as that term is defined in the 1940 Act of the Corporation shall select the Accountant at any meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or before any annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting, if any. If such meeting shall reject such selection, the Accountant shall be selected by a majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

      (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the 1940 Act, at a meeting called for the purpose of voting on such action.

                                  ARTICLE VIII

                              CUSTODY OF SECURITIES

      SECTION 8.1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) (herein the "Custodian") all funds, securities and similar investments owned by the Corporation, except to the extent that margin for futures transactions are held by a futures commission merchant, as permitted by the Securities and Exchange Commission's Division of Investment Management and except to the extent otherwise permitted by law or the rules and regulations promulgated by the Securities and Exchange Commission under the 1940 Act. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

      SECTION 8.2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX

                                   AMENDMENTS

      SECTION 9.1. These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the 1940 Act.

Dated: June 19, 1997